Consent of Independent Accountants



The Shareholders and Board of Directors
The Hennessy Funds, Inc.:

We consent to the use of our report incorporated herein by reference and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




                                  /s/ KPMG LLP
                                  KPMG LLP


Chicago, Illinois
October 18, 2000